Exhibit 99.1

Birner Dental Management Services, Inc.

DENVER, Aug. 15, 2018 /PRNewswire/ -- Birner Dental Management Services, Inc. (OTCQX: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter and six months ended June 30, 2018 yesterday August 14, 2018. Subsequent to the earnings announcement but prior to the filing of the Company's Form 10-Q, it was determined that the Company's deferred tax allowance should be increased by $243,000. This non-cash expense does not affect Adjusted EBITDA but increased the Company's net loss for the second quarter and six months ended June 30, 2018 by $243,000 to approximately $(1.3 million) and ($1.8 million), respectively, as detailed in the Company's Form 10-Q as filed. Please refer to the Company's Form 10-Q for the quarter and six months ended June 30, 2018 for more information.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of June 30, 2018, the Company managed 68 dental offices under the PERFECT TEETH® name.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680